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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Asia Global Crossing Ltd. of our report dated April 15, 2000 relating to the financial statements of Hutchison Global Crossing Holdings Limited for each of the three years ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong

February 8, 2001